CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this registration statement on Form S-8 of our report dated January 29, 1999, appearing on page 29 in the Q-Med, Inc. 1998 Annual Report on Form 10-K for the year ended November 30, 1998. We also consent to the reference to our firm under the caption "Experts".


                                         /s/ Amper Politziner & Mattia, P.A.

                                         AMPER POLITZINER & MATTIA, P.A.




Edison , New Jersey
December ___, 1999